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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                        Date of Report:  August 3, 1998



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Exact Name of Registrant                Commission            I.R.S. Employer
as Specified in Its Charter             File Number           Identification No.
---------------------------             -----------           ------------------
Hawaiian Electric Industries, Inc.        1-8503                 99-0208097


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                                State of Hawaii
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                (State or other jurisdiction of incorporation)



                  900 Richards Street, Honolulu, Hawaii 96813
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             (Address of principal executive offices and zip code)



Registrantis telephone number, including area code:   (808) 543-5662


                                     None
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         (Former name or former address, if changed since last report.)


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Item 5.  Other Events

On August 3, 1998, HEI issued the following news release:


  HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS SETTLEMENT WITH INSURANCE CARRIERS

     HONOLULU o Hawaiian Electric Industries, Inc. (NYSE - HE) today announced it had settled its claims against three insurance carriers relating to the Company's 1994 settlement of a lawsuit concerning the Company's formerly owned property and casualty insurance subsidiary. The Company will receive an aggregate settlement of $24.5 million, or $14 million net of estimated expenses and income taxes. The Company will recognize the settlement, net of estimated expenses and income taxes, as income from discontinued operations. The settlement is expected to add approximately $0.43 to the Company's basic earnings per share in the third quarter of 1998. All parties have denied, and continue to deny, liability.

     Hawaiian Electric Industries is a diversified holding company that delivers essential services to the people of Hawaii. Its core businesses are electric utilities and a savings bank. Other smaller subsidiaries include maritime freight transportation, residential real estate development and passive investments. A subsidiary was formed in 1995 to pursue independent power and integrated energy services projects in Asia and the Pacific.



                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                                            (Registrant)



                                 /s/ Robert F. Mougeot
                                -----------------------
                                Robert F. Mougeot
                                Financial Vice President and
                                Chief Financial Officer of HEI
                                (Principal Financial Officer of HEI)
                                Date:  August 3, 1998

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